                                                                   Exhibit 10.94

                                 INDEMNIFICATION

         THIS INDEMNIFICATION (this "Indemnification") is made and given as of December 31, 2003 (the "Effective Date") by Ronald E. Roark ("Roark").

                             BACKGROUND INFORMATION

         A. Roark is the sole shareholder and director of Royal Investments Corp., a Delaware corporation ("Royal").

         B. Royal and Crown NorthCorp, Inc., a Delaware corporation ("Crown") have entered into a certain Agreement and Plan of Merger (the "Merger Agreement") whereby Royal merges with and into Crown.

         C. Attached hereto and made a part hereof as Exhibit A is a true, complete and correct copy of a General Certificate given by Royal to Crown (the "Certificate") as an inducement to Crown to enter into the Merger Agreement.

         D. Roark wishes to give this Indemnification to further induce Crown to enter into the Merger Agreement and understands that Crown is relying on this Indemnification in entering into the Merger Agreement.

                          STATEMENT OF INDEMNIFICATION

         Roark agrees to and hereby does indemnify Crown and any officer, director, employee, agent, subsidiary, affiliate, successor or assign of Crown (collectively, the "Indemnified Parties") against, and holds the Indemnified Parties harmless from any losses, claims, damages, judgments, assessments, levies, liability or expense whatsoever (including reasonable counsel fees and expenses) relating to, arising from or in any way connected with the operations of Royal (whether or not those operations are reflected in financial statements included in the Certificate) up to and including the Effective Date, except for any loss, claim, damage, judgment, assessment, levy, liability or expense arising out of acts of negligence, bad faith or willful misconduct on the part of Crown.

         IN WITNESS WHEREOF, Roark has set his hand to this Indemnification as of the Effective Date.

                                                  /s/ Ronald E. Roark
                                             ----------------------------------
                                                  RONALD E. ROARK